UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2022

FORTRESS CAPITAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39887	98-1554815
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas

45th Floor

New York, NY 10105

(Address of principal executive offices, including zip code)

(212) 798-6100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-fifth of one redeemable warrant	FCAX.U	New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	FCAX	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	FCAX WS	New York Stock Exchange

☒        Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐        If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2022, the Board of Directors (the “Board”) of Fortress Capital Acquisition Corp. (the “Company”) elected Gary Kalk to serve as a director of the Company. The Board also appointed Mr. Kalk to serve as a member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, having previously determined that Mr. Kalk satisfied all applicable requirements to serve on such committees, including without limitation the applicable independence requirements of the New York Stock Exchange and the Securities Exchange Act of 1934, as amended. Upon Mr. Kalk’s appointment to the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, Michael Nierenberg, a member of those respective committees not meeting such independence requirements was removed. Following the appointment of Mr. Kalk, the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee each consists of Debra Coleman, Elizabeth Fascitelli and Gary Kalk. Mr. Kalk will serve until the second Annual Meeting of Stockholders or until his successor shall be elected and duly qualified.

Since October 2021, Mr. Kalk has served as the Chief Executive Officer of GOcxm Corp., an end-to-end platform that provides data collection across all channels to provide integrated reporting, data-driven insights and prescriptive analytics to its customers. From June 2006 to January 2020, Mr. Kalk served in various roles at Dealer-FX Group Inc., a software solutions platform for retail automotive services, including as Founder, President, Chief Executive Officer and Executive Chairman.

There are no arrangements or understandings between Mr. Kalk and any other person pursuant to which he was elected as a director of the Company, and there are no family relationships between Mr. Kalk and any of the Company’s other directors or executive officers.

In connection with Mr. Kalk’s appointment, he and the Company entered into (i) an indemnification agreement and (ii) a joinder to the letter agreement, dated as of January 12, 2021, entered into by the Company with its directors (and the other parties thereto) in connection with the Company’s initial public offering. Each of the director indemnification agreement and the letter agreement was described in, and the forms of which were filed as exhibits to, the Company’s registration statement relating to the Company’s initial public offering (File No. 333- 251651).

In connection with his appointment as a director of the Company, Mr. Kalk will receive 25,000 founder shares from the Company’s sponsor, Fortress Capital Acquisition Sponsor LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS CAPITAL ACQUISITION CORP.

Date: January 20, 2022	By:	/s/ Daniel N. Bass
	Name:	Daniel N. Bass
	Title:	Chief Financial Officer

3